UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 18, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA 94104

(Address of Principal Executive Offices) (Zip Code)

(415) 810-0448

(Registrant's Telephone Number, Including Area Code)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01

Other Events

On December 18, 2015, Blue Earth, Inc. (the “Company”) entered into a Settlement Agreement with D. Jason Davis and Joseph Patalano (the “Consultants”), two of its consultants/former employees, who had voluntarily resigned.  The Settlement Agreement was agreed to, in order to mitigate the potential damage the Company could realize from the judgment and also it to pay a portion of the judgment through a combination of cash, stock and other forms of consideration.

As previously reported by the Company, the arbitrator awarded the Consultants damages of $1,270,000, $101,243 for breach of contract and the reimbursement of consultants’ attorneys’ fees and costs incurred in the arbitration of $341,375.

The Settlement Agreement provides for the following:

•

An aggregate of $1,232,808 cash to be paid in 12 equal monthly installments.

•

3,250,000 registered shares of Blue Earth common stock to be held in escrow by the Consultants’ attorneys as liquidated damages in the event of a default.

•

3,149,000 registered shares to the designee of Davis.

•

1,551,000 registered shares to the designee of Patalano.

•

Exercise of 566,400 warrants held by Davis and 83,600 warrants held by Patalano exercisable at $.01 per share, reduced from $0.60.

Item 3.02

Unregistered Sales of Equity Securities

As described above in Item 8.01, on December 18, 2015, the Company entered into a Settlement Agreement which provided for various stock issuances.  The exercise of warrants contemplated above was exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, based on the representations and warranties contained in the Settlement Agreement.  No sales commissions were paid and no placement agent or underwriter was involved in the transaction.  All other share issuances will be registered on the Company’s Form S-3 Shelf Registration Statement No. 333-200107.

Item 9.01

Financial Statements and Exhibits

(a) EXHIBITS

Exhibit No.

Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015	BLUE EARTH, INC.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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